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                                                                  EXHIBIT 9(b)-2




                                     FORM OF
                          SUB-ADMINISTRATION AGREEMENT

                                  May __, 1997


First Data Investor Services Group, Inc.
One Exchange Place
53 State Street
Boston, MA 02109

Ladies and Gentlemen:

               Sierra Fund Administration Corporation ("Sierra Administration"), a corporation organized under the laws of the State of California hereby confirms its agreement with First Data Investor Services Group, Inc. ("First Data"), a corporation organized under the laws of the Commonwealth of Massachusetts, regarding sub-administration services to be provided by First Data in connection with each of the investment funds (individually a "Fund" and together the "Funds") offered from time to time by The Sierra Variable Trust. First Data agrees to provide services upon the following terms and conditions:

               1. Investment Description; Appointment

               The Trust, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, desires to employ its capital by investing and reinvesting (a) investments of the kind and in accordance with the limitations specified in (i) the Trust's Agreement and Declaration of Trust, dated January 27, 1993, as amended from time to time (the "Declaration of Trust"), and (ii) the prospectus(es) (the "Prospectus") and Statement of Additional Information relating to the Funds contained in the Company's Registration Statement on Form N-1A filed with the Securities and Exchange Commission (the "Registration Statement") and (b) in such manner and to such extent as may from time to time be approved by the Trust's Board of Trustees. Copies of the Prospectus, the Statement of Additional Information and the Declaration of Trust have been submitted to Sierra Administration and First Data. The Company has agreed with Sierra Administration to provide copies of all amendments to the Prospectus, the Statement of Additional Information and the Declaration of Trust to Sierra Administration and First Data on an on-going basis. Sierra Administration as the administrator, desires to employ and hereby appoints First Data to act as the Funds' sub-administrator. First Data accepts this appointment and agrees to furnish the services described herein for the compensation set forth below.


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               2. Services as Sub-Administrator

               Subject to the supervision and direction of Sierra Administration, the Trust's administrator, First Data will, at the direction of and to the extent specifically delegated to it from time to time by Sierra Administration, (a) supply the Trust with office facilities (which may be in First Data's own offices), statistical and research data, data processing services, clerical, accounting and bookkeeping services (including, but not limited to, the calculation of the net asset value of shares of each Fund), and internal executive and administrative services; (b) assist in the preparation of materials for the Board of Trustees of the Trust; (c) prepare tax returns; (d) assist in the preparation of the financial sections of reports to and filings with the Securities and Exchange Commission and state regulatory authorities (if any); and (e) assist in other aspects of the administration of the Trust as may be agreed upon from time to time.

               3. Compensation

               (a) Sierra Administration will compensate First Data for its services rendered under this Agreement in accordance with the fees set forth in Appendix A attached hereto. Out- of-pocket disbursements shall include, but shall not be limited to, the items specified in the schedule of Out-of-Pocket Expenses delineated in Appendix A, which schedule may be modified by First Data upon not less than thirty days prior written notice to the Sierra Administration.

               (b) The parties hereto will agree upon the compensation for acting as sub- administrator for any Fund hereafter established and designated, and at the time that First Data commences serving as such for said Fund, such agreement shall be reflected in a revised Schedule A hereto, dated and signed by an officer of each party.

               4. Expenses

               First Data will bear all expenses in connection with the performance of its services under this Agreement. The Trust will bear certain other expenses to be incurred in its operation, including: organizational expenses; taxes, interest, brokerage fees and commissions, if any; fees of trustees of the Trust who are not officers, directors or employees of each Fund's adviser, sub- adviser, administrator or sub-administrator or any of their affiliates; Securities and Exchange Commission fees and state Blue Sky qualification fees; out-of-pocket expenses of custodians, transfer and dividend disbursing agents and First Data and transaction charges of custodians; insurance premiums; outside auditing and legal expenses; costs of maintenance of the Trust's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Trust and of the officers or Board of Trustees of the Trust; and any extraordinary expenses.


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               5. Standard of Care

               First Data shall exercise its best judgment in rendering the services listed in Paragraph 2 above. First Data shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement (each such breach, act or omission shall be referred to as "Disqualifying Conduct").

               6. Term of Agreement

               This Agreement shall become effective as of the date the Trust commences its investment operations and shall continue for an initial two year term and shall continue automatically from year-to-year thereafter unless terminated in accordance with the following sentence. This Agreement is terminable at any time, without penalty, on 60 days' written notice, by the Board of Trustees of the Trust or Sierra Administration or upon 90 days' written notice, by First Data.

               7. Service to Other Companies or Accounts

               Sierra Administration understands that First Data now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts, and as investment adviser, sub-investment adviser and/or administrator to other investment companies or series of investment companies, and the Trust has no objection to First Data's so acting. Sierra Administration understands that the persons employed by First Data to assist in the performance of First Data's duties under this Agreement may not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of First Data or any affiliate of First Data to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

               8. Representations of the Trust

               The Trust has represented to Sierra Administration that (i) a copy of the Trust Agreement is on file in the office of the Secretary of the Commonwealth of Massachusetts, (ii) the appointment of First Data has been duly authorized and (iii) it has acted and will continue to act in conformity with the requirements of the 1940 Act and other applicable laws.

               9. Indemnification

               Sierra Administration shall indemnify and hold harmless First Data from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses), howsoever arising from or in connection with this Agreement or the performance by First Data of its duties hereunder; provided, however, that nothing contained


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herein shall require that First Data be indemnified for Disqualifying Conduct.

               10. Limitation of Liability

               This Agreement has been executed on behalf of Sierra Administration by the undersigned officer of Sierra Administration in his capacity as an officer. The obligations of this Agreement shall be binding only upon the assets and property of the Trust and not upon the assets and property of any other investment fund of the Trust and shall not be binding upon any Trustee, officer or shareholder of the Trust and/or the Trust individually.

               11. Assignment and Subcontracting.

               This Agreement, its benefits and obligations shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned or otherwise transferred by either party hereto, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that First Data may, in its sole discretion, assign all its right, title and interest in this Agreement to an affiliate, parent or subsidiary, or to the purchaser of substantially all of its business. First Data may, in its sole discretion, engage subcontractors to perform any of the obligations contained in this Agreement to be performed by First Data.

               12. Entire Agreement

               This Agreement constitutes the entire agreement between the parties hereto.

               13. Governing Law

               This Agreement shall be governed in accordance with the laws of the Commonwealth of Massachusetts.



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               If the foregoing accurately sets forth our agreement, kindly indicate your acceptance hereof by signing and returning the enclosed copy hereof.

                                Very truly yours,

                                SIERRA FUND
                                ADMINISTRATION CORPORATION


                                By:
                                   --------------------------------
                                  Name:
                                  Title:

Accepted:

FIRST DATA INVESTOR SERVICES GROUP, INC.


By:
   ---------------------------
     Name:
     Title:



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                                                                      APPENDIX A



                                      FUNDS

                              Global Money Fund
                              Short Term High Quality Bond Fund
                              Short Term Global Government Fund
                              U.S. Government Fund
                              Corporate Income Fund
                              Growth and Income Fund
                              Growth Fund
                              Emerging Growth Fund
                              International Growth Fund

                                  FEE SCHEDULE



Asset                        Asset           Variable Annuity     Basis
Increment                    Level           Fixed Fee            Points
---------                    -----           ---------            ------
                             $100m           $250,000             0
And
            Next $400m       $500m           $0                   *6.25 bp
            Next $500m       $1b             $0                    10   bp



And
All reasonable out-of-pocket expenses to include, but not limited to, such items as telephone, wire charges, courier services, pricing services, etc.

*  10 bp waived down to 6.25 bp


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                                      FUNDS

                                   Capital Growth Portfolio
                                   Growth Portfolio
                                   Balanced Portfolio
                                   Value Portfolio
                                   Income Portfolio

                                  FEE SCHEDULE

Asset                    Asset         Variable Annuity          Basis
Increment                Level         Fixed Fee                 Points
---------                -----         ---------                 ------










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